Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-06378, No. 333-40516, No. 333-103888, No. 333-108149, No. 333-119949, No. 333-129640 and No. 333-129733 each on Form S-8, of our report dated 27 June 2006 relating to the consolidated financial statements of WPP Group plc, appearing in this Annual Report on Form 20-F of WPP Group plc for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

London, England

27 June 2006